Exhibit 23.1
The Directors
Wright Express Corporation
97 Darling Avenue
South Portland, ME 04106
30 November 2010
Subject: Consent of Independent Registered Public Accounting Firm
Dear Sirs
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-167016 and 333-122934) of Wright Express Corporation of our report dated 30 August 2010 relating to the financial statements of RD Card Holdings Australia Pty Limited, which appears in the Current Report on Form 8-K/A of Wright Express dated 30 November 2010.
Yours faithfully

Paul Lewis
Partner
PricewaterhouseCoopers
Melbourne, Australia